QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ashford Inc.
Dallas, Texas

        We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement of our report dated March 12, 2018, relating to the consolidated financial statements of Ashford Inc. as of December 31, 2017 and 2016 and for each of the three years in the period ended December 31, 2017, contained in the Proxy Statement/Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Proxy Statement/ Prospectus.

/s/ BDO USA, LLP

Dallas, Texas
June 18, 2018

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm